EXHIBIT 16

April 10, 1995

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:	Peoples Bancorp Inc.
   	Commission File No. 0-16772
   	CIK No. 0000318300
   	Report on Form 8-K

Gentlemen:

We have read the statements made by Peoples Bancorp Inc., which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 11, 1995. We agree with the statements concerning our Firm in such Form 8-K.



Very truly yours,



/s/  COOPERS & LYBRAND L.L.P.
Coopers & Lybrand L.L.P.


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